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                                                                   EXHIBIT 3.109

                                                                         [STAMP]

                            ARTICLES OF INCORPORATION

                                       OF

                                  SEAGATE, INC.

FIRST:    The name of this corporation is SeaGate, Inc.

SECOND: The place in this state where the principal office of this corporation is to be located is the City of Toledo, County of Lucas.

THIRD: The purposes for which this corporation is formed are to engage in any lawful act or activity for which corporations, may be formed under Sections 1701.01 to 1701.98, inclusive, of the Ohio Revised Code; provided however, that nothing herein contained shall be deemed to authorize this corporation to engage in the practice of any profession contrary to law.

FOURTH: The maximum number of shares which this corporation is authorized to have outstanding is five hundred (500) shares of common stock, all of which shall be without par value.

FIFTH: The amount of capital with which this corporation will begin business is Five Hundred Dollars ($500.00).

SIXTH: No holders of shares of this corporation shall have any pre-emptive right to subscribe for or to purchase any shares of this corporation of any class whether such shares or such class be now or hereafter authorized.

SEVENTH: In all cases where the laws of the State of Ohio require the vote of more than a majority of the voting power of this corporation, or of any class of shares, to take any action, the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of this corporation, or a majority of the voting power of such class, shall be sufficient for the taking of such action.

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EIGHTH:   A director or officer of this corporation shall not be disqualified by his office from dealing or contracting with the corporation as a vendor, purchaser, employee, agent, or otherwise. No transaction or contract or act of this corporation shall be void or voidable or in any way affected or invalidated by reason of the fact that any director or officer of this corporation or any firm of which any such director or officer is a member, or any corporation of which any such director or officer is a shareholder, director, or officer, or any trust of which any such director or officer is a trustee or beneficiary, is in any way interested in such transaction or contract or act. No director or officer of this corporation shall be accountable or responsible to this corporation for or in respect to any transaction or contract or act of this corporation or for any gains or profits directly or indirectly realized by him by reason of fact that he or any firm of which he is a member or any corporation of which he is a shareholder, director or officer or any trust of which he is a trustee or beneficiary, is interested in such transaction or contract or act; provided the fact that such director or officer is so interested shall have been disclosed or shall have been known to the Board of Directors or such members thereof as shall be present at any meeting of the Board of Directors at which action upon such contract or transaction or act shall have been taken. Any director may be counted in determining the existence of a quorum at any meeting of the Board of Directors which shall authorize or take action in respect to any such contract or transaction or act, and may vote thereat to authorize, ratify, or approve any such contract or transaction or act, and any officer of this corporation may take any action within the scope of his authority, respecting such contract or transaction or act, with like force and effect as if he or any firm of which he is a member, or any corporation of which he is a shareholder,

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          director, or officer, or any trust of which he is a trustee or beneficiary, were not interested in such transaction or contract or act. Without limiting or qualifying the foregoing, if in any judicial or other inquiry, suit, cause, or proceeding, the question of whether a director or officer of this corporation has acted in good faith is material, and notwithstanding any statute or rule of law or of equity to the contrary (if any there be), his good faith shall be presumed, in the absence of proof to the contrary by clear and convincing evidence.

Dated:   October 23, 1979

                                                        /s/ Craig J. Van Horsten
                                                        -----------------------
                                                        Craig J. Van Horsten

                                                                   Incorporator

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                              APPOINTMENT OF AGENT

          KNOW ALL MEN BY THESE PRESENTS THAT Alan C. Boyd, 405 Madison Avenue, Toledo, Lucas County, Ohio 43604, a natural resident of said county, being the county in which the principal office of SeaGate, Inc. is located, is hereby appointed as the person on whom process, tax notices, and demands against SeaGate, Inc. may be served.

                                                        /s/ Craig J. Van Horsten
                                                        -----------------------
                                                        Craig J. Van Horsten

                                                                    Incorporator

          I hereby accept the appointment as the representative of SeaGate, Inc. upon whom process, tax notices, or demands may be served.

                                                        /s/ Alan C. Boyd
                                                        ------------------------
                                                        Alan C. Boyd

STATE OF OHIO  )
               )        SS:
COUNTY OF LUCAS)

          Personally appeared before me the undersigned, a Notary Public in and for said county, this 23rd day of October, 1979, the above-named Alan C. Boyd, who acknowledged the signature of the foregoing to be his free act and deed for the use and purpose therein mentioned.

          WITNESS my hand and official seal on the day and year aforesaid.

                                                        /s/ [ILLEGIBLE]
                                                        ------------------------
                                                                   Notary Public